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                                                                     Exhibit (2)


                      CERTIFICATE OF ENGLISH TRANSLATIONS

     Pursuant to Rule 306 of Regulation S-T, the registrant certifies that the exhibit in Item 19. (1) Articles of Incorporation is fair and accurate English translation.


                                                            KOMATSU LTD.
                                                      ------------------------
                                                            (Registrant)


                                                      /s/ Kenji Kinoshita
                                                      ------------------------
                                                            (Signature)

                                                      Kenji Kinoshita
                                                      Executive Officer


Date: September 26, 2001

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